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                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-13775 and 333-95997 of Lithium Technology Corporation on Form S-8 of our report dated January 22, 1997 appearing in this annual report on Form 10-KSB of Lithium Technology Corporation for the year ended December 31, 2001.

                               /s/ WISS & CO., LLP




Red Bank, NJ
March 26, 2002